Exhibit 99.1

Houston American Energy Corp Closes $10.0 Million Registered Direct Public Offering

HOUSTON – October 4, 2012 – Houston American Energy Corp (NYSE MKT: HUSA, the “Company”) announced today that it has closed on its previously announced registered direct equity offering of 14,814,815 units at $0.675 per unit, with each unit consisting of one of the Company’s common shares, one Class A Warrant to purchase one-half share of common stock and one Class B Warrant to purchase one half share of common stock, for gross proceeds of approximately $10.0 million, before deducting placement agent fees and offering expenses.  The Class A Warrants, which represent the right to acquire an aggregate of up to 7,407,407 common shares, will be exercisable at any time on or after issuance and ending April 4, 2013 at an exercise price of $0.81 per share.  The Class B Warrants, which represent the right to acquire an aggregate of up to 7,407,407 common shares, will be exercisable at any time on or after issuance and ending October 4, 2015 at an exercise price of $0.90 per share. C. K. Cooper & Company, Inc. acted as placement agent for the offering.

Houston American Energy Corp intends to use the proceeds from the offering for general working capital purposes, including funding the Company’s share of costs of development of properties in which the Company holds interests.

This offering was made pursuant to a prospectus supplement to the Company's prospectus, dated August 26, 2009, filed as part of the Company's effective $75 million shelf registration statement. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Copies of the final prospectus supplement and accompanying prospectus relating to these securities may be obtained by contacting C. K. Cooper & Company, Inc. 18300 Von Karman Avenue, Suite 700, Irvine, California 92612.

About Houston American Energy Corp

Based in Houston, Texas, Houston American Energy Corp is an independent energy company with interests in oil and natural gas wells and prospects. The Company's business strategy includes a property mix of producing and non-producing assets with a focus on Colombia, Texas and Louisiana. Additional information can be accessed by reviewing our Form 10-K and other periodic reports filed with the Securities and Exchange Commission.

For additional information, view the company's website at www.houstonamericanenergy.com or contact the Houston American Energy Corp. at (713) 222-6966.

Forward-looking Statements

Disclosures in this press release may contain forward-looking statements relating to anticipated or expected events, activities, trends or results.  Forward-looking statements, can be identified by the use of forward looking terminology such as "believes," "suggests," "expects," "may," "goal," "estimates," "should," "likelihood," "plans," "targets," "intends," "could," or "anticipates," or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Such statements are made to provide the public with management’s current assessment of the Company’s business, and it should not be assumed that actual results will prove these statements to be correct. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this press release speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Please carefully review our filings with the SEC as we have identified many risk factors that impact our business plan.